SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 10, 1998


                             Lynx Therapeutics, Inc.
             (Exact name of registrant as specified in its charter)


          Delaware                         0-22570                94-3161073
(State or other jurisdiction of          (Commission          (I.R.S. Employer
 incorporation or organization)          File Number)        Identification No.)


       3832 Bay Center Place
            Hayward, CA                                                 94545
(Address of principal executive offices)                              (Zip Code)


                                 (510) 670-9300
              (Registrant's telephone number, including area code)


                                                        Total number of pages: 3
                                                                     Page 1 of 3


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Item 2.  Acquisition or Disposition of Assets

         On March 10, 1998, Lynx Therapeutics, Inc. ("Lynx" or "Registrant") sold its portfolio of phosphorothioate antisense patents and licenses, and its therapeutic oligonucleotide manufacturing facility, to Inex Pharmaceuticals Corporation ("Inex") of Vancouver, Canada. As partial consideration in this transaction, Lynx received $3 million in cash and will receive 1.2 million shares of Inex common stock, in three equal installments, with the first 400,000 shares received on the above date, and the second and third installments of stock to be received no later than two and three years, respectively, from the closing date of the transaction. The Inex common stock received by Lynx is subject to certain restrictions on trading for specific periods of time following receipt by Lynx. Lynx is also entitled to receive royalties on future sales of phosphorothioate antisense products. In addition, Lynx has agreed to a royalty-bearing license to Inex for its phosphoroamidate chemistry for certain therapeutic applications in the fields of cancer and inflammation that will be defined later.

         The agreement requires that Inex will assume the responsibility, going forward, of manufacturing LR-3280, a compound for the prevention of cardiovascular restenosis, for Schwarz Pharma AG of Germany ("Schwarz") and Tanabe Seiyaku Co., Ltd. of Japan ("Tanabe"). Under agreements signed with Lynx in 1996, Schwarz and Tanabe purchased the rights to market LR-3280 and committed to bear the costs of its continued clinical development. Lynx retains the right to collect, if and when earned, the next two milestone payments, totaling $7 million, under the Schwarz and Tanabe agreements, as well as 50% of all future milestone payments and gross profits associated with the continued success in the development and sales of the compound.

         In the first quarter of 1998, Lynx will record a financial gain related to this transaction. The gain will be based on the cash and the first installment of Inex common stock received on the above date, net of the book value of the assets transferred to Inex and certain other costs associated with the transaction and incurred by Lynx. The consideration received by Lynx in the above transaction was determined by negotiations between Lynx and Inex. There are no material relationships between Inex and Lynx, any of Lynx's affiliates, any director or officer of Lynx or any associate of any such director or officer.

Item 7.  Financial Statements and Exhibits

(a)      Financial statements of businesses acquired

         Not applicable

(b)      Pro forma financial information

         The Registrant has not provided the required pro forma financial information in this initial report on Form 8-K. Such pro forma information will be filed as soon as practicable, but not later than 60 days after the date this initial report on Form 8-K is required to be filed

(c)      Exhibits

         2.1** Acquisition Agreement dated as of February 4, 1998 by and between Inex Pharmaceuticals Corporation and the Company.

         99.1     Press release dated February 5, 1998

**   Portions of this  agreement  have been deleted  pursuant to our request for confidential treatment.

                                                                     Page 2 of 3

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                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Lynx Therapeutics, Inc.
                                    --------------------------------------------
                                               (Registrant)

March 24, 1998                      /s/  Edward C. Albini
------------------------            --------------------------------------------
      (Date)                        Edward C. Albini
                                    Chief Financial Officer
                                    (Principal Financial and Accounting Officer)

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